Exhibit 99.2

Contact:
David Baggs, Investor Relations
904-359-4812

Lauren Rueger, Corporate Communications
877-835-5279

CSX Announces Second Quarter Earnings

Year-Over-Year Highlights:

•	Revenue up 22 percent driven largely by increased volume
•	Operating income increases 33 percent to $768 million
•	Operating ratio improves 240 basis points to 71.2 percent

Jacksonville, Fla. – July 12, 2010 – CSX Corporation (NYSE: CSX) today announced second quarter earnings from continuing operations of $414 million, or $1.07 per share, versus $282 million, or $0.71 per share, in the same period last year.  This represents a 51 percent year-over-year improvement in earnings per share from continuing operations.

“While the economy remains dynamic, our markets overall continue to improve, and our outlook remains positive,” said Michael J. Ward, chairman, president and chief executive officer.  “At the same time, CSX has demonstrated that it can be successful in a wide array of economic conditions, and that’s what we will continue to do.”

Revenue in the second quarter increased 22 percent from the prior year to nearly $2.7 billion, with volume gains across all major markets.  Revenue growth and continued operating leverage drove all-time record financial results, including operating income of $768 million and an operating ratio of 71.2 percent.

“CSX employees remained focused on creating value for our customers to help them compete in today’s economy,” Ward said.  “As a result, we delivered another strong quarter of financial results for our shareholders while continuing to make high levels of investment in the nation’s freight rail system.”

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company’s website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on July 13, 2010 at 8:30 a.m. Eastern Time.  Investors, media and the public may listen to the conference call by dialing 1-888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 1-773-756-0199). Participants should dial in 10 minutes prior to the call.  In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com.  Following the earnings call, an internet replay of the presentation will be archived on the company website.

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Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, volumes, rates, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any  forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii)  the inherent uncertainty associated with projecting full year 2010 economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.